Exhibit 23.1

We consent to the inclusion in the Registration Statement (Form S-1A2) of BigFoot Project Investments, Inc. of our report dated December 21, 2012, with respect to the balance sheet as of July 31, 2012, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for the period from inception on November 30, 2011 through July 31, 2012 to be included in this Registration Statement.

/s/ Sam Kan & Company ___________________________________
Firm’s Signature
Alameda, CA ___________________________________
City, State
June 7, 2013 ___________________________________
Date